CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of Marijuana Company of America, Inc. of our report dated May 14, 2020 relating to the consolidated financial statements, which appears in Marijuana Company of America, Inc.’s Form 10-K/A for the year ended December 31, 2019

/s/ L&L CPAs, PA
L&L CPAs, PA

Certified Public Accountants
Plantation, FL
September 29, 2020

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